Exhibit 1.01

Conflict Minerals Report

For The Reporting Period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of Netlist , Inc. (“Netlist” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are referred to as “Conflict Minerals” and include gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company’s Products Covered by this Report

This Report relates to the Company’s products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2014.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following:

Product Families	Description	Status
NVvault™	Memory Modules	DRC conflict undeterminable
HyperCloud®	Memory Modules	DRC conflict undeterminable
Express Vault	Memory Modules	DRC conflict undeterminable
Flash	Memory card	DRC conflict undeterminable

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the following Conflict Minerals are necessary to the functionality or production of products contracted to be manufactured by us during the calendar year 2014: gold, tantalum, tin and tungsten. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Our supply chain is complex, and there are many third parties in the supply chain between the Company and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

As such, our RCOI primarily consisted of submitting the Conflict Minerals Reporting Template (“CMRT”) prepared by the Conflict Free Sourcing Initiative (the “CFSI”), an initiative of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) to our suppliers which we determined use Conflict Minerals in the manufacture of, or in, our products in 2014. We received responses from all such suppliers. Responses were reviewed for completeness, reasonableness and consistency, and we followed up with our suppliers for corrections and clarifications as needed.

We were provided insufficient information to determine whether the Conflict Minerals used in our Covered Products or their manufacture originated from outside the Covered Countries or were from recycled or scrap sources.

Description of the Company’s Due Diligence Process

Based on this information, we performed additional due diligence on the source and chain of custody of these Conflict Minerals based on the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“Framework”) to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups. After performing the RCOI and due diligence in conformity with the Framework, we determined that our Covered Products are DRC conflict undeterminable with regard to calendar year 2014 because, for [each] of our Covered Products, we were unable to comprehensively determine the origin of all Conflict Minerals used in our Covered Products, the facilities used to process them, their country of origin or their mine or location of origin.

The Company’s due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out an independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below.

1.              Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.              Preparing a Supply Chain Policy for Conflict Minerals:

A copy of the Company’s Conflict Minerals policy will be published at www.netlist.com.

As part of Netlist’s commitment to corporate responsibility and respecting human rights in our own operations and in our global supply chain, it is Netlist’s goal to seek to use tantalum, tin, tungsten and gold in our products that are “DRC conflict free” while continuing to support responsible in-region mineral sourcing from the DRC and Covered Countries.

Our Policy notes that Netlist expects its suppliers to have in place policies and due diligence measures that will enable us to reasonably assure that products and components supplied to us containing Conflict Minerals are DRC conflict free. Netlist expects our suppliers to comply with the EICC Code of Conduct and conduct their business in alignment with Netlist supply chain responsibility expectations.

b.              Internal Management to Support Supply Chain Due Diligence: Members of our management (the “Conflict Minerals Team”) participate in the design and execution of our conflict minerals program and cooperate to manage and support our supply chain due diligence. The Conflict Minerals Team identified the suppliers to be contacted, and adopted and approved for use the CMRT discussed above. We interact with our suppliers to obtain updated and current CMRTs and analyze the information provided by each supplier on the sourcing of the Conflict Minerals used in the manufacture of the Covered Products. Each response is reviewed to identify missing information and unclear responses. Our Conflict Minerals Team meets regularly to discuss the results of the due diligence efforts and appropriate follow-up measures to be taken with our suppliers.

c.               Controls and Transparency to Support Supply Chain Diligence: We use the CMRT to identify the smelters and refiners that are in the supply chain of each of our suppliers. We periodically review and compare this list to the list of smelters and refiners identified by the CFSI to be active in the CFSI. This enables us to identify the smelters and refiners that have been determined to be conflict-free and those that are actively progressing towards an audit to determine their status. We have determined that this approach represents the most reasonable effort we can make to determine whether the minerals used in the production of our Covered Products are conflict-free.

d.              Supplier Engagement: We are dependent upon our suppliers to identify the sources and status of the Conflict Minerals used in our Covered Products and to encourage each smelter and refinery in our supply chain to become an active participant in the CFSI. We actively engage with our suppliers to strengthen our relationship with them and we have communicated to our suppliers our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries.

2.              Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult for us to identify actors upstream from our suppliers. As discussed above, we identified each of our suppliers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in Covered Products. Our suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

We requested each of our suppliers to complete the CMRT and review the sourcing information provided in response to our requests for accuracy and completeness. In the event we find the responses to the CMRT unclear or incomplete, we contact the supplier in question for additional information and clarification. We intend to contact each of our suppliers at least once every six months to check on the status of their continuing due diligence and to obtain updated information. We record all information obtained from the CMRTs to identify the smelters and refiners in our supply chain. We compare the list of the smelters and refiners in our supply chain to the lists compiled by the CFSI to determine which smelters have been determined to be compliant with the CFSI assessment protocols.

3.              Designing and Implementing a Strategy to Respond to Identified Risks

In response to this risk assessment, the Company is designing and implementing a management plan which will be managed and monitored through the above-described Conflict Minerals Team under the oversight of our manufacturing management. As noted above, we obtain information from the CFSI to identify smelters that provide material to our supply chain and to determine whether these smelters are compliant with the CFSI assessment protocols.

We have communicated our expectation to all of Netlist’s suppliers that products and components supplied to Netlist which contain Conflict Minerals be DRC conflict free.

4.              Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct audits. Instead, we will support the development and implementation of independent third party audits of smelters such as the CFSI by encouraging our contract manufacturers and component suppliers to purchase materials from audited, conflict-free smelters and to determine that smelters used to process these minerals are validated as conflict-free as part of the CFSI.

5.              Reporting on Supply Chain Due Diligence

In 2015, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at www.netlist.com.

This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Guidelines, the list of known smelters utilized in our supply chain identified in our due diligence process and a description of our products that incorporate conflict minerals necessary to the functionality or production of such Covered Products.

Findings and Conclusions

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products include the smelters and refiners listed below, including whether such smelters participate in the CFSI.

Metal	Standard Smelter Name	Smelter ID	CFSI	Country
Gold	Aida Chemical Industries Co., Ltd.	CID000019	CF	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	CF	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	AU	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	CF	BRAZIL
Gold	Argor-Heraeus SA	CID000077	CF	SWITZERLAND
Gold	Asahi Pretec Corporation	CID000082	CF	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	AU	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	CF	TURKEY
Gold	Aurubis AG	CID000113	CF	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	AU	PHILIPPINES
Gold	Boliden AB	CID000157	CF	SWEDEN
Gold	CCR Refinery — Glencore Canada Corporation	CID000185	CF	CANADA
Gold	Cendres + Métaux SA	CID000189	AU	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	CF	ITALY
Gold	Chugai Mining	CID000264	AU	JAPAN
Gold	Daejin Indus Co., Ltd.	CID000328	AU	REPUBLIC OF KOREA
Gold	Do Sung Corporation	CID000359	AU	REPUBLIC OF KOREA
Gold	Dowa	CID000401	CF	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	CF	JAPAN
Gold	FSE Novosibirsk Refinery	CID000493	AU	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	CID000694	CF	GERMANY
Gold	Heraeus Ltd. Hong Kong	CID000707	CF	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	CF	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	CF	JAPAN
Gold	Japan Mint	CID000823	CF	JAPAN
Gold	Jiangxi Copper Company Limited	CID000855	AU	CHINA
Gold	Johnson Matthey Inc.	CID000920	CF	UNITED STATES
Gold	Johnson Matthey Limited	CID000924	CF	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	CF	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	CF	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	CF	JAPAN
Gold	Kazzinc	CID000957	CF	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	CF	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	CF	JAPAN
Gold	Korea Metal Co., Ltd.	CID000988	AU	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	AU	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	CID001032	CF	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	AU	CHINA
Gold	LS-NIKKO Copper Inc.	CID001078	CF	KOREA, REPUBLIC OF
Gold	Materion	CID001113	CF	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	CF	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CF	CHINA
Gold	Metalor Technologies SA	CID001153	CF	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	CF	UNITED STATES
Gold	Met-Mex Penoles, S.A.	CID001161	CF	MEXICO

Gold	Mitsubishi Materials Corporation	CID001188	CF	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	CF	JAPAN
Gold	Moscow Special Alloys Processing Plant	CID001204	AU	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	CF	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	AU	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	CF	JAPAN
Gold	Ohio Precious Metals, LLC	CID001322	CF	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CID001326	CF	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	CID001328	AU	RUSSIAN FEDERATION
Gold	PAMP SA	CID001352	CF	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	AU	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	CF	INDONESIA
Gold	PX Précinox SA	CID001498	CF	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	CF	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	CF	CANADA
Gold	Sabin Metal Corp.	CID001546	AU	UNITED STATES
Gold	SAMWON Metals Corp.	CID001562	AU	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	CID001573	CF	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	CID001585	CF	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CF	CHINA
Gold	So Accurate Group, Inc.	CID001754	AU	UNITED STATES
Gold	Solar Applied Materials Technology Corp.	CID001761	CF	TAIWAN

Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	CF	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	CF	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CID001909	AU	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CF	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	CF	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	AU	CHINA
Gold	Torecom	CID001955	AU	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	CF	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	CF	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	CF	UNITED STATES
Gold	Valcambi SA	CID002003	CF	SWITZERLAND
Gold	Perth Mint	CID002030	CF	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	CF	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	AU	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CF	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CF	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	AU	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CF	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CF	CHINA
Tantalum	Exotech Inc.	CID000456	CF	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	CF	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CF	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CF	CHINA

Tantalum	Mitsui Mining & Smelting	CID001192	CF	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CF	CHINA
Tantalum	Solikamsk Metal Works	CID001769	CF	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	CID001869	CF	JAPAN
Tantalum	ULBA Metallurgical Plant JSC	CID001969	CF	KAZAKHSTAN
Tantalum	H.C. Starck Co., Ltd.	CID002544	CF	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	CF	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	CF	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	CF	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	CF	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	CF	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550	CF	GERMANY
Tantalum	Global Advanced Metals Boyertown	CID002557	CF	UNITED STATES
Tantalum	Global Advanced Metals Aizu	CID002558	CF	JAPAN
Tin	China Rare Metal Material Co., Ltd.	CID000244	CF	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	AU	CHINA
Tin	Alpha	CID000292	CF	UNITED STATES
Tin	Cooper Santa	CID000295	CF	BRAZIL
Tin	CV Serumpun Sebalai	CID000313	AU	INDONESIA
Tin	CV United Smelting	CID000315	CF	INDONESIA
Tin	EM Vinto	CID000438	CF	BOLIVIA
Tin	Fenix Metals	CID000468	AU	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CF	CHINA

Tin	Gejiu Zi-Li	CID000555	AU	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	AU	CHINA
Tin	Kai Unita Trade Limited Liability Company	CID000942	AU	CHINA
Tin	Linwu Xianggui Smelter Co	CID001063	AU	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	AU	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	CF	MALAYSIA
Tin	Metallo-Chimique N.V.	CID001143	AU	BELGIUM
Tin	Mineração Taboca S.A.	CID001173	CF	BRAZIL
Tin	Minsur	CID001182	CF	PERU
Tin	Mitsubishi Materials Corporation	CID001191	CF	JAPAN
Tin	Jiangxi Nanshan	CID001231	AU	CHINA
Tin	Novosibirsk Integrated Tin Works	CID001305	AU	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	AU	THAILAND
Tin	OMSA	CID001337	CF	BOLIVIA
Tin	PT Artha Cipta Langgeng	CID001399	CF	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	CF	INDONESIA
Tin	PT Bangka Putra Karya	CID001412	CF	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	CF	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	CF	INDONESIA
Tin	PT Bukit Timah	CID001428	CF	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	CF	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	CF	INDONESIA
Tin	PT Karimun Mining	CID001448	AU	INDONESIA

Tin	PT Mitra Stania Prima	CID001453	CF	INDONESIA
Tin	PT Prima Timah Utama	CID001458	CF	INDONESIA
Tin	PT REFINED BANGKA TIN	CID001460	CF	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	CF	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	CF	INDONESIA
Tin	PT Tambang Timah	CID001477	CF	INDONESIA
Tin	PT Timah	CID001482	CF	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	CF	INDONESIA
Tin	Rui Da Hung	CID001539	AU	TAIWAN
Tin	Soft Metais Ltda.	CID001758	CF	BRAZIL
Tin	Thaisarco	CID001898	CF	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	CF	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	AU	CHINA
Tin	Yunnan Tin Company, Ltd.	CID002180	CF	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	CF	BRAZIL
Tin	Metallo-Chimique N.V.	CID002773	CF	BELGIUM
Tungsten	ALMT Corp	CID000004	AU	JAPAN
Tungsten	Kennametal Huntsville	CID000105	AU	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	AU	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	AU	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	AU	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CF	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	CF	UNITED STATES

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CID000766	AU	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CF	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	CF	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	AU	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CF	CHINA
Tungsten	Kennametal Fallon	CID000966	AU	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	AU	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	CF	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CF	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CF	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CF	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CF	CHINA
Tungsten	H.C. Starck GmbH	CID002541	CF	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	CF	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	AU	VIET NAM

“CF” indicates that as of May 15, 2015, the smelter participates in the CFSI and has been certified and audited by the CFSI.

“AU” indicates that the smelter has agreed to participate in the CFSI, but that as of May 15, 2015, the audit process has not yet been completed.

DRC Conflict Undeterminable

After exercising the due diligence described above, the Company was unable to determine whether or not each of the Covered Products qualify as “DRC conflict free,” as defined under the Rule. Accordingly, the Company has reasonably determined that each of the Covered Products is “DRC conflict undeterminable,” as defined in the Rule.

Future Steps

We have communicated our expectations regarding the use of Conflict Minerals to our suppliers. Since the end of 2014, we have engaged with our suppliers to update their information on the source and chain of custody of Conflict Minerals in our supply chain and to require that all smelters utilized agree to participate in the CFSI.